EXHIBIT 3
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                                                                     EXHIBIT B-2



                              KIMSOUTH REALTY INC.

                                    CHARTER (1)


                                   ARTICLE I

                                      NAME

         The name of the corporation (the "CORPORATION") is Kimsouth Realty Inc.

                                   ARTICLE II

                  PRINCIPAL OFFICE, REGISTERED OFFICE AND AGENT

         The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Corporation may have such other offices or places of business within or without the State of Maryland as the Board of Directors may from time to time determine.

                                  ARTICLE III

                                     PURPOSE

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland now or hereafter in force. Subject to, and not in limitation of the authority of the preceding sentence, the Corporation intends to engage in business as a REIT. The Corporation has all powers granted by law to Maryland corporations and all other powers not inconsistent with law that are appropriate to promote and attain its purpose.

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1    The Articles of Merger to be filed with the State Department of Assessments and Taxation of the State of Maryland will amend the Charter of Konover Property Trust, Inc., as the surviving corporation in the merger of PSCO Acquisition Corp. with and into Konover Property Trust, Inc., to read as set forth herein.

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                                                                               2


                                   ARTICLE IV

                                  CAPITAL STOCK

         The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is sixty seven million three hundred seventy-seven thousand five hundred eleven (67,377,511) shares. Forty million (40,000,000) of such shares are initially classified as common stock, $0.01 par value per share (the "COMMON STOCK"), two million three hundred seventy-seven thousand five hundred eleven (2,377,511) of such shares are initially classified as preferred stock, $0.01 par value per share (the "PREFERRED STOCK") and twenty-five million (25,000,000) of such shares are initially classified as excess stock, $0.01 par value per share (the "EXCESS STOCK"). Two million three hundred seventy-seven thousand three hundred sixty one (2,377,361) shares of Preferred Stock are initially designated "Series A Convertible Preferred Stock" and one hundred fifty (150) shares of Preferred Stock are initially designated "Series B Redeemable Preferred Stock". The aggregate par value of all of the shares of Common Stock is $400,000.00, the aggregate par value of all of the shares of Preferred Stock is $23,775.11, the aggregate par value of all of the shares of Excess Stock is $250,000.00 and the aggregate par value of all of the shares of all classes is $673,775.11. Subject to the other provisions of this Charter, the Board of Directors may (i) classify and reclassify any unissued shares of Stock into a class or classes of Common Stock or Preferred Stock and divide and classify shares of any class into one or more series of such class by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of such shares of Stock, (ii) authorize the issuance by the Corporation from time to time of shares of Stock of any class or series or of securities convertible into shares of Stock of any class or series, and (iii) without any action by the Stockholders, amend this Charter to increase or decrease the aggregate number of shares of Stock or the number of shares of Stock of any class or series that the Corporation has authority to issue.



A. COMMON STOCK. Subject to subparagraphs A(4) and A(5) of this Article IV, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

         (1) DIVIDEND RIGHTS. Subject to applicable law and the preferences of any class or series of Stock herein or hereafter classified or reclassified, dividends, including dividends payable in shares of a class or series of Stock, shall be paid ratably on shares of Common Stock at such time and in such amounts as the Board of Directors may authorize.

         (2) LIQUIDATION. In the event of any Liquidation of the Corporation, the holders of shares of Common Stock shall be entitled, together with the holders of shares of any other class or series of Stock hereafter classified or reclassified not having a

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                                                                               3


preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation, after payment or provision for payment of the debts and other liabilities (including any appropriate reserve) of the Corporation and the amount to which the holders of shares of any class or series of Stock herein or hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

         (3) VOTING POWER. Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any other class or series of Stock herein or hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

         (4)      RESTRICTIONS ON TRANSFER; EXCHANGE FOR EXCESS STOCK.

                  (a) DEFINITIONS. For the purposes of paragraphs A and B of this Article IV, the following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) (1) (B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  "Beneficiary" shall mean the beneficiary of the Trust (as defined herein) as determined pursuant to subparagraph B(5) of this Article IV.

                  "Board of Directors" shall mean the Board of Directors of the Corporation.

                  "Capital Stock" shall mean stock that is Common Stock, Excess Stock or preferred stock of the Corporation.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Common Equity Stock" shall mean stock that is either Common Stock or Excess Stock.

                  "Common Stock Ownership Limit" shall mean 9.8% in value of the outstanding shares of Common Stock of the Corporation. The value of the outstanding shares of stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

                  "Constructive Ownership" shall mean ownership of shares of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or

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                                                                               4


indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner,"
"Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                  "Equity Stock" shall mean stock that is either Common Stock or preferred stock of the Corporation.

                  "Equity Stock Ownership Limit" initially shall mean 9.8% in value of the outstanding shares of Equity Stock of the Corporation.

                  "Market Price" shall mean the last reported sales price of Common Stock reported on the New York Stock Exchange on the trading day immediately preceding the relevant date or, if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, of if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors.

                  "Merger" means the merger of FAC Realty, Inc., a Delaware corporation, into the Corporation.

                  "Ownership Limit" shall mean either the Common Stock Ownership Limit or the Equity Stock Ownership Limit.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association, a private foundation within the meaning of Section 509(a) of the Code, a joint stock company, other entity or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that a "person" does not mean an underwriter that participates in a public offering of the Common Stock, for a period of 25 days following the purchase by such underwriter of the Common Stock.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer that results in Excess Stock, the Person that would have been the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock, if such Transfer had been valid under subparagraph A(4)(b) of this Article IV.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer that results in Excess Stock, the record holder of the Equity Stock if such Transfer had been valid under subparagraph A(4)(b) of this Article IV.

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                                                                               5


                  "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

                  "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock, (including, without limitation, (i) the granting of any option or entering in to any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

                  "Trust" shall mean the trust created pursuant to subparagraph B(1) of this Article IV.

                  "Trustee" shall mean the Corporation, as trustee for the Trust, and any successor trustee appointed by the Corporation.

                  (b)      RESTRICTIONS ON TRANSFERS.

                           (i) From and after the date of the Merger, no Person shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Equity Stock Ownership Limit, and no Person shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit.

                           (ii) From and after the effective date of the Merger, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Equity Stock Ownership Limit or Common Stock in excess of the Common Stock Ownership Limit shall be void AB INITIO as to the Transfer of such shares that would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the applicable Ownership Limit; and the intended transferee shall acquire no rights in such shares of Equity Stock.

                           (iii) From and after the effective date of the Merger, any Transfer that, if effective, would result in the Equity Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such shares of Equity Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such shares of Equity Stock.

                           (iv) From and after the effective date of the Merger, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Equity Stock.

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                                                                               6


                  (c)      CONVERSION INTO EXCESS STOCK.

                           (i) If, notwithstanding the other provisions contained in this Article IV, but subject to the provisions of subparagraph A(4)(j), at any time after the effective date of the Merger, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own or Constructively Own Common Stock or Equity Stock in excess of the applicable Ownership Limit, then such shares of Common Stock or Equity Stock in excess of the applicable Ownership Limit or Equity Stock Ownership Limit (rounded up to the nearest whole share) shall be automatically converted into, with no further action required, an equal number of shares of Excess Stock. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

                           (ii) If, notwithstanding the other provisions contained in this Article IV, but subject to the provisions of subparagraph A(4)(j), at any time after the effective date of the Merger, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the shares of Equity Stock being Transferred that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be automatically converted into, with no further action required, an equal number of shares of Excess Stock. Such conversion shall be effective as of the close of business on the business day prior to the date of Transfer or change in capital structure.

                  (d) REMEDIES FOR BREACH. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of subparagraph A(4)(b) of this Article IV or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph A(4)(b) of this Article IV, the Board of Directors or its designees shall take such actions as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfer in violation of subparagraph A(4)(b)(ii) or subparagraph A(4)(b)(iv) of this
Article IV shall automatically result in the conversion described in subparagraph A(4)(c), irrespective of any action (or non-action) by the Board of Directors.

                  (e) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire shares in violation of subparagraph A(4)(b) of this Article IV, or any Person who is a transferee such that Excess Stock results under subparagraph A(4)(c) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

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                                                                               7


                  (f) OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the effective date of the Merger:

                           (i) every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5.0%, as may be required from time to time by the Treasury Regulations) of the outstanding Common Stock or Equity Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

                           (ii) each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

                  (g) REMEDIES NOT LIMITED. Subject to the provisions of subparagraph A(4)(j), nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

                  (h) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of subparagraph A(4) of this Article IV, including any definition contained in subparagraph A(4)(a), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph A(4) with respect to any situation based on the facts known to it.

                  (i) EXCEPTIONS. The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from an Ownership Limit if:

                           (i) such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of Equity Stock will violate an Ownership Limit;

                           (ii) such Person does not and represents that it will not own, directly or Constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the
         Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)) in a tenant of any real property owned or leased by the Corporation; and

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                           (iii)    such Person agrees that any violation or
         attempted violation of such representations or undertakings (or other action that is contrary to the restrictions contained in this Article IV will result in such shares of Equity Stock being automatically converted into Excess Stock in accordance with Subparagraph A(4)(c) of this Article IV.

                  (j) NEW YORK STOCK EXCHANGE TRANSACTIONS. Notwithstanding any other provision of this subparagraph A(4), nothing in this subparagraph A(4) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                  (k) ENFORCEMENT. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IV.

                  (l) NON-WAIVER. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

         (5) LEGEND. Each certificate for Equity Stock shall bear the following legend:

                  The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent in value of the outstanding shares of Common Stock of the Corporation;
(ii) no Person may Beneficially or Constructively Own shares of Equity Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Equity Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Equity Stock if such Transfer would result in the Equity Stock of the Corporation being owned by fewer than 100 Persons. Any person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Equity Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Equity Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on transfer are violated, the shares represented hereby will be automatically converted into shares of Excess Stock, which will be held in trust by the Corporation. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including

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the restrictions on transfer and ownership, will be furnished to each holder of
Capital Stock of the Corporation on request and without charge.

                  Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

B.       EXCESS STOCK.

         (1) OWNERSHIP IN TRUST. Upon any purported Transfer that results in Excess Stock pursuant to subparagraph A(4)(c) of this Article IV, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to subparagraph B(5). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Beneficial Transferee shall have no rights in such Excess Stock, except as provided in subparagraph B(5).

         (2) DIVIDEND RIGHTS. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Common Stock have been converted into Excess Stock shall be repaid to the Corporation upon demand.

         (3) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of Excess Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock then outstanding. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

         (4) VOTING RIGHTS. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by law).

         (5)      RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY.

                  (a) Excess Stock shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported

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Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Equity Stock in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the trust shall be automatically exchanged for an equal number of shares of Equity Stock and such shares of Equity Stock shall be transferred of record to the transferee of the interest in the Trust if such Equity Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under subparagraph B(6) of this Article IV.

                  (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph B(5)(a) of this Article IV, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

         (6) PURCHASE RIGHT IN EXCESS STOCK. Beginning on the date of the occurrence of a Transfer that results in Excess Shares, such shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Transfer that resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer that resulted in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer pursuant to subparagraph A(4)(e) of this
Article IV.

C. OTHER STOCK. The power of the Board of Directors to classify or reclassify any shares of stock shall include, without limitation, subject to the provisions of this charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

         (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed,

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purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized stock and be subject to classification and reclassification as provided in this subparagraph.

         (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

         (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms and conditions of such voting rights.

         (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors (or any committee of the Board or officer of the Corporation to whom such duty may be delegated by the Board) shall determine.

         (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemptions, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

         (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

         (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

         (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this charter.

D. SERIES A PREFERRED STOCK. Subject to subparagraphs A(4) and A(5) of this Article IV, the following is a description of the preferences, conversion and other

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rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock:

         (1) DESIGNATION AND NUMBER OF SHARES. The shares of this series of Preferred Stock shall be designated as "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK"). The Series A Preferred Stock shall consist of two million three hundred seventy seven thousand three hundred sixty one (2,377,361) shares of Preferred Stock, $.01 par value per share, which number may be increased or decreased (but not below the number of shares of Series A Preferred Stock then issued and outstanding) from time to time by a resolution or resolutions of the Board of Directors as provided in the first paragraph of this Article IV.

         (2) RANK. The Series A Preferred Stock shall with respect to dividends and distributions of assets and rights upon the occurrence of a Liquidation rank senior to (i) all classes of common stock of the Corporation (including, without limitation, the Common Stock and Excess Stock), (ii) the Series B Preferred Stock, and (iii) each other class or series of Stock hereafter created other than any such class or series that is Parity Stock or Senior Stock with respect to the Series A Preferred Stock.

         (3)      DISTRIBUTIONS OR DIVIDENDS.

                  (a) SERIES A DISTRIBUTIONS OR DIVIDENDS. The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and each other class or series of Stock that is Junior Stock with respect to the Series A Preferred Stock, shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available therefor, cumulative dividends at an annual rate equal to 9% of the Series A Liquidation Preference, calculated on the basis of a 360-day year, consisting of twelve 30-day months, accruing on a daily basis (whether or not authorized) from the date of issuance thereof. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of such dividends, which record date shall not be more than sixty (60) days prior to the applicable dividend payment date.

                  (b) JUNIOR STOCK DISTRIBUTIONS OR DIVIDENDS. The Corporation shall not declare or pay any cash dividends on, or make any other distributions with respect to, or redeem, purchase or otherwise acquire for consideration, any shares of any class or series of Stock that is Junior Stock with respect to the Series A Preferred Stock unless and until all dividends on the Series A Preferred Stock accrued as of the last day of the most recently ended quarter have been paid in full.

                  (c) NO OTHER DISTRIBUTIONS OR DIVIDENDS. The holders of shares of Series A Preferred Stock shall not be entitled to receive, and the Corporation shall not declare and pay to the holders of the Series A Preferred Stock, any dividends or other distributions except as provided herein. No interest shall be payable in respect of any dividend payment or payments in respect of shares of Series A Preferred Stock which may be in arrears.

                  (d) NOTICE. In case at any time or from time to time the Corporation shall declare a dividend or other distribution on its shares of Common Stock, then the Corporation shall deliver in person, mail by certified mail, return receipt requested, mail by overnight mail or send by telecopier to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the record date fixed in accordance with subparagraph D(3)(a) of this Article IV, a notice stating the record date fixed in accordance with subparagraph D(3)(a) of this Article IV or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined.

         (4)      LIQUIDATION PREFERENCE.

                  (a) PRIORITY PAYMENT. Upon a Liquidation, the holders of shares of Series A Preferred Stock shall be paid for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its Stockholders, an amount equal to $2.10 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Stock) (the "SERIES A LIQUIDATION PREFERENCE") plus, as provided in subparagraph D(3)(a) of this Article IV, all accrued and unpaid dividends, if any, with respect to each share of Series A Preferred Stock, before any payment or distribution is made to any class or series of Stock that is Junior Stock with respect to the Series A Preferred Stock. If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock and shares of each class or series of Stock that is Parity Stock with respect to the Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series A Preferred Stock and shares of Parity Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                  (b) NO ADDITIONAL PAYMENT. After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in subparagraph D(4)(a) of this Article IV, the holders of shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of shares of Junior Stock in accordance with this Charter.

                  (c) In determining whether a distribution (other than upon a Liquidation), by dividend, redemption, purchase or other acquisition of shares of Stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon Liquidation of holders of the Series A Preferred Stock will not be added to the Corporation's total liabilities.

         (5)      CHANGE OF CONTROL.

                  (a) REDEMPTION. Upon a Change of Control, the Corporation shall have the right, at its sole option and election, to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock for cash, at a price per share (the "SERIES A REDEMPTION PRICE") equal to the sum of (x) the Series A Liquidation Preference PLUS (y) an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series A Preferred Stock as provided in subparagraph D(3)(a) of this Article IV until the later to occur of the effective date of a Change of Control or the date of the Series A Redemption Notice (the "SERIES A REDEMPTION DATE"), in accordance with the following clauses (i), (ii), (iii) and (iv):

                           (i) CHANGE OF CONTROL NOTICE. Written notice of any Change of Control pursuant to this Section D5(a)(i) (the "CHANGE OF CONTROL NOTICE") shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight courier or sent by telecopier to the holders of record of the shares of Series A Preferred Stock to each such holder at its address as shown in the records of the Corporation at least five (5) Business Days prior to the scheduled effective date of the Change of Control.

                           (ii) REDEMPTION NOTICE. Written notice of any election by the Corporation to redeem the shares of Series A Preferred Stock pursuant to this Section D(5)(a)(ii) (the "SERIES A REDEMPTION Notice") shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight courier or sent by telecopier to the holders of record of the shares of Series A Preferred Stock to each such holder at its address as shown in the records of the Corporation concurrently with the Change of Control Notice or at any time thereafter, but in no event later than the thirtieth (30th) day following the effective date of the Change of Control; PROVIDED, HOWEVER, that neither the failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective; PROVIDED, further, that any redemption pursuant to a Series A Redemption Notice given prior to the effective date of a Change of Control shall be conditioned on and made subject to the effectiveness of such Change of Control. The Series A Redemption Notice shall state:

                                    (A)     that the Corporation is redeeming
                  all shares of Series A Preferred Stock as of the Series A Redemption Date;

                                    (B)     the Series A Redemption Price and,
                  in the case of a Change of Control described in clauses (a)(i) and (ii) of the definition thereof, the amount and form of consideration to be received by the holders of Common Stock in connection with the transaction giving rise to the Change of Control;

                                    (C)     that the holder is to surrender to
                  the Corporation, at the place or places where certificates for shares of Series A Preferred

                  Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

                                    (D)     that dividends on the shares of the
                  Series A Preferred Stock shall cease to accrue on the Series A Redemption Date unless the Corporation defaults in the payment of the Series A Redemption Price.

                           (iii) SURRENDER OF CERTIFICATES AND PAYMENT. Upon surrender by a holder of Series A Preferred Stock of the certificate or certificates representing shares of Series A Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Series A Redemption Notice, the full Series A Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

                           (iv)     TERMINATION OF RIGHTS. Unless the
         Corporation defaults in the payment in full of the Series A Redemption Price in respect of a share of Series A Preferred Stock, dividends on such share of Series A Preferred Stock shall cease to accrue on the Series A Redemption Date, such share of Series A Preferred Stock shall no longer be deemed to be outstanding, and the holder of such share shall cease to have any further rights with respect thereto on the Series A Redemption Date, other than the right to receive the Series A Redemption Price with respect to such share of Series A Preferred Stock.

                   (b) In connection with a Change of Control, unless the Corporation elects to redeem the Series A Preferred Stock pursuant to subparagraph D(5)(a) of this Article IV:

                           (i) if the Corporation is the resulting or surviving Person in the Change of Control, the Corporation shall ensure that the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock are not altered or changed so as to affect the holders of shares of Series A Preferred Stock adversely; or

                           (ii) if the Corporation is not the resulting or surviving Person, the Corporation shall make effective provision such that, upon consummation of the transaction giving rise to the Change of Control, the holders of shares of Series A Preferred Stock shall receive preferred stock of the resulting or surviving Person having substantially identical terms as the Series A Preferred Stock.

         (6) VOTING POWER. The Series A Preferred Stock shall not entitle the holder thereof to vote on any matter entitled to be voted on by the Stockholders of the Corporation, whether at a special or annual meeting, except that the holders of Series A Preferred Stock shall be entitled to vote, as a class, on any proposal to amend this paragraph D of this Article IV in connection with an amendment of this Charter which would alter or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock so as to affect them adversely; PROVIDED, that the following items shall not be deemed to be an amendment that affects the holders of the Series A Preferred Stock adversely: (1) amendment of this Charter to authorize or create, or to increase the amount of, any class or series of Stock (irrespective of whether such class or series is Junior Stock, Parity Stock or Senior Stock with respect to the Series A Preferred Stock); or (2) any revocation or termination of the Corporation's REIT election pursuant to section 856(g) of the Code or any waiver, amendment or modification of Article V or Article VI.

         (7)      CONVERSION.

                  (a) OPTIONAL CONVERSION. Any holder of shares of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section D(7)(a) of this Article IV, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (x) the Series A Liquidation Preference divided by (y) the conversion price of $2.10 per share, subject to adjustment as provided in subparagraph D(7)(c) of this Article IV (such price in clause (y), the "SERIES A CONVERSION PRICE"). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock), accompanied by written notice (the "SERIES A CONVERSION NOTICE") that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to subparagraph D(7)(e) of this Article IV. All certificates representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series A Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such surrendered shares in accordance with subparagraph D(3)(a) of this Article IV as of the date of surrender. Each conversion pursuant to this subparagraph D(7) of this Article IV shall be deemed to have been effected at the close of business on the date on which the certificate(s) representing the shares of Series A Preferred Stock are surrendered (the "SERIES A SPECIFIED CONVERSION TIME"). Upon surrender of the certificate(s) representing shares of Series A Preferred Stock, the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock as of the Series A Specified Conversion Time, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

                  (b) TERMINATION OF RIGHTS. As of the Series A Specified Conversion Time, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (1) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted, (2) the payment of accrued and unpaid dividends, if any, pursuant to subparagraph D(3)(a) of this Article IV, and (3) exercise the rights to which they are entitled as holders of Common Stock.

                  (c) ADJUSTMENTS TO CONVERSION PRICE. The Series A Conversion Price, and the number and type of securities to be received upon conversion of shares of Series A Preferred Stock, shall be subject to adjustment as follows:

                           (i) DIVIDEND, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF COMMON STOCK. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock (x) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in Common Stock, (y) subdivide the outstanding shares of Common Stock into a larger number of shares or (z) combine the outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the Series A Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph D(7)(c)(i) of this Article IV shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                           (ii) OTHER CHANGES. In case the Corporation at any time or from time to time, prior to the conversion of shares of Series A Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in subparagraph D(7)(c)(i) of this Article IV (but not including any action described in such subparagraph) and the

         Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series A Conversion Price as a result of such action, then, and in each such case, the Series A Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series A Preferred Stock).

                           (iii) NO ADJUSTMENT. Notwithstanding anything herein to the contrary, no adjustment under this Section D(7)(c)(iii) of this Article IV need be made to the Series A Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Series A Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of the Series A Conversion Price. Any adjustment to the Series A Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant to this subparagraph D(7) of this Article IV.

                           (iv) ABANDONMENT. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to Stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Series A Conversion Price shall be required by reason of the taking of such record.

                           (v) CERTIFICATE AS TO ADJUSTMENTS. Upon any adjustment in the Series A Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of shares of Series A Preferred Stock a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the chief financial officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Series A Conversion Price then in effect following such adjustment.

                  (d) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

                  (e) NO CONVERSION TAX OR CHARGE. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as set forth in the Series A Conversion Notice; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                  (f) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional shares to which the holder of any share of Series A Preferred Stock would otherwise be entitled upon conversion thereof, the Corporation shall pay cash in an amount equal to such fraction multiplied by the then-effective Series A Conversion Price. The fractional shares of Common Stock to which the holder of any share of Series A Preferred Stock would otherwise be entitled upon conversion thereof will be aggregated and no holder will be entitled to receive upon such conversion cash in an amount equal to or greater than the value of one full share of Common Stock.

E. SERIES B REDEEMABLE PREFERRED STOCK. Subject to subparagraphs A(4) and A(5) of this Article IV, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock:

         (1) DESIGNATION AND NUMBER. The shares of this series of Preferred Stock shall be designated as "Series B Redeemable Preferred Stock" (the "SERIES B PREFERRED STOCK"). The Series B Preferred Stock shall consist of one hundred fifty (150) shares of Preferred Stock, $.01 par value per share, which number may be increased or decreased (but not below the number of shares of Series B Preferred Stock then issued and outstanding) from time to time by a resolution or resolutions of the Board of Directors as provided in the first paragraph of this Article IV.

         (2) RANK. The Series B Preferred Stock shall with respect to dividends and distributions of assets and rights upon the occurrence of a Liquidation rank (i) junior to the Series A Preferred Stock and (ii) senior to
(x) the Common Stock and Excess Stock and (y) each other class or series of Stock hereafter created other than any such class or series that is Parity Stock or Senior Stock with respect to the Series B Preferred Stock.

         (3)      DISTRIBUTIONS OR DIVIDENDS.

                  (a) SERIES B DISTRIBUTIONS OR DIVIDENDS. The holders of shares of Series B Preferred Stock shall, in preference to the holders of shares of Common Stock and each other class or series of Stock that is Junior Stock with respect to the Series B Preferred Stock, be entitled to receive, when, as and if authorized by the Board of Directors, out of funds legally available therefor, cumulative dividends at an annual rate equal to 9% of the Series B Liquidation Preference, calculated on the basis of a 360-day year, consisting of twelve 30-day months, accruing on a daily basis (whether or not authorized) from the date of issuance thereof. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of such dividends, which record date shall not be more than sixty (60) days prior to the applicable dividend payment date.

                  (b) JUNIOR STOCK DISTRIBUTIONS OR DIVIDENDS. The Corporation shall not declare or pay any cash dividends on, or make any other distributions with respect to, or redeem, purchase or otherwise acquire for consideration, any shares of any class or series of Stock that is Junior Stock with respect to Series B Preferred Stock unless and until all dividends on the Series B Preferred Stock accrued as of the last day of the most recently ended calendar year have been paid in full.

                  (c) NO OTHER DISTRIBUTIONS OR DIVIDENDS. The holders of shares of Series B Preferred Stock shall not be entitled to receive, and the Corporation shall not declare and pay to the holders of the Series B Preferred Stock, any dividends or other distributions except as provided herein. No interest shall be payable in respect of any dividend payment or payments in respect of shares of Series B Preferred Stock which may be in arrears.

         (4)      LIQUIDATION PREFERENCE.

                  (a) PRIORITY PAYMENT. Upon a Liquidation, the holders of shares of Series B Preferred Stock shall be paid for each share of Series B Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its Stockholders, an amount equal to $500.00 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series B Preferred Stock) (the "SERIES B LIQUIDATION PREFERENCE") plus, as provided in subparagraph E(3) of
Article IV, all accrued and unpaid dividends, if any, with respect to each share of Series B Preferred Stock, before any payment or distribution is made to any class or series of Stock that is Junior Stock with respect to the Series B Preferred Stock. If the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock and each class or series of Stock that is Parity Stock with respect to the Series B Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series B Preferred Stock and shares of Parity Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                  (b) NO ADDITIONAL PAYMENT. After the holders of all shares of Series B Preferred Stock shall have been paid in full the amounts to which they are entitled in subsection E(4)(a) of this Article IV, the holders of shares of Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of shares of Junior Stock in accordance with this Charter.

                  (c) In determining whether a distribution (other than upon a Liquidation), by dividend, redemption, purchase or other acquisition of shares of Stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon Liquidation of holders of the Series B Preferred Stock will not be added to the Corporation's total liabilities.

         (5)      REDEMPTION.

                  (a) OPTIONAL REDEMPTION. At any time, the Corporation, at its sole option and election, may redeem all or a portion of the shares of Series B Preferred Stock for cash, at a price per share (the "SERIES B REDEMPTION PRICE") equal to the sum of (x) the Series B Liquidation Preference PLUS (y) all accrued and unpaid dividends, if any, with respect to each share of Series B Preferred Stock as provided in subparagraph E(3) of this Article IV.

                  (b) REDEMPTION NOTICE. Written notice of any election by the Corporation to redeem shares of Series B Preferred Stock pursuant to subparagraph E(5)(a) of this Article IV (the "SERIES B REDEMPTION NOTICE") shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight courier or sent by telecopier first class mail, postage prepaid, to each holder of record at such holder's address as it appears on the stock register of the Corporation; PROVIDED, HOWEVER, that neither the failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective; PROVIDED, FURTHER, that in the event the Corporation chooses to redeem outstanding shares of Series B Preferred Stock in the manner set forth in subparagraph E(5)(a) of this Article IV, the Corporation shall be required to send a Series B Redemption Notice only to the holders of shares of Series B Preferred Stock that the Corporation chooses to redeem. The Series B Redemption Notice shall state:

                           (i) that the Corporation is redeeming shares of Series B Preferred Stock;

                           (ii)     the Series B Redemption Price;

                           (iii) if less than all of the shares of Series B Preferred Stock held by such holder are to be redeemed, the number of shares of Series B

         Preferred Stock held by such holder, as of the appropriate record date, that the Corporation intends to redeem;

                           (iv) the date fixed for redemption (the "SERIES B REDEMPTION DATE");

                           (v) that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed; and

                           (vi) that dividends on the shares of the Series B Preferred Stock to be redeemed shall cease to accrue on such Series B Redemption Date unless the Corporation defaults in the payment of the Series B Redemption Price.

                  (c) REDEMPTION OF LESS THAN ALL SHARES. In the event of a redemption pursuant to subparagraph E(5)(a) of this Article IV of less than all of the then outstanding shares of Series B Preferred Stock, the Corporation shall have the option to effect such redemption either (x) pro rata according to the number of shares held by each holder of Series B Preferred Stock or (y) by selecting the holders whose shares of Series B Preferred Stock the Corporation wishes to purchase, in its sole discretion. In exercising the discretion described in the preceding clause (y), the Board of Directors shall consider whether the redemption would be in the interests of the Corporation in order to maintain any exemptions from applicable federal or state laws that are based upon the number of security holders of the Corporation.

                  (d) SURRENDER OF CERTIFICATES AND PAYMENT. Upon surrender by a holder of Series B Preferred Stock of the certificate or certificates representing shares of Series B Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Series B Redemption Notice, the full Series B Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued by the Corporation representing the unredeemed shares.

                  (e) TERMINATION OF RIGHTS. Unless the Corporation defaults in the payment in full of the Series B Redemption Price in respect of a share of Series Preferred Stock, dividends on such share of Series B Preferred Stock called for redemption shall cease to accrue on the Series B Redemption Date, such share of Series B Preferred Stock called for redemption shall no longer be deemed to be outstanding, and the holder of such redeemed share shall cease to have any further rights with respect thereto on the Series B Redemption Date, other than the right to receive the Series B Redemption Price with respect to such share of Series B Preferred Stock.

         (6) VOTING POWER. The Series B Preferred Stock shall not entitle the holder thereof to vote on any matter entitled to be voted on by the Stockholders of the Corporation, whether at a special or annual meeting, except that the holders of Series B Preferred Stock shall be entitled to vote, as a class, on any proposal to amend this paragraph E of this Article IV in connection with an amendment of this Charter which would alter or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock so as to affect them adversely; PROVIDED, that the following items shall not be deemed to be an amendment that affects the holders of the Series B Preferred Stock adversely:
(1) amendment of this Charter to authorize or create, or to increase the amount of, any class or series of Stock (irrespective of whether such class or series is Junior Stock, Parity Stock or Senior Stock with respect to the Series B Preferred Stock); or (2) any revocation or termination of the Corporation's REIT election pursuant to section 856(g) of the Code or any waiver, amendment or modification of subparagraphs A(4) and A(5) of this Article IV.

         (7) CONVERSION. The shares of Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

F. CHARTER AND BYLAW PROVISIONS APPLICABLE TO ALL STOCKHOLDERS. All Persons who shall acquire shares of Stock in the Corporation shall acquire such shares subject to the provisions of this Charter and the Bylaws, including, without limitation, the restrictions of subparagraphs A(4) and A(5) of this
Article IV of this Charter.

G. PREEMPTIVE RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of Stock pursuant to the first paragraph of this Article IV or as may otherwise be provided by contract, no holder of shares of Stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of Stock or any other security of the Corporation which the Corporation may issue or sell.

                                   ARTICLE V

                                    DIRECTORS

A. NUMBER. The number of directors of the Corporation shall be five (5), until modified as provided by the Bylaws of the Corporation. [The names of the directors who shall serve until the first annual meeting of Stockholders and until their successors are duly elected and qualified are: ____________]. (2)

B. DETERMINATIONS BY BOARD OF DIRECTORS. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption, purchase or other acquisition of Stock or the payment of other distributions on shares of Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

C.       REMOVAL OF DIRECTORS. Subject to the provisions of subsection (b) of
Section 2-406 of the MGCL, any director, or the entire Board of Directors, may be removed from

------------------------
2 The names of the post-merger directors need not be included in the amendments to be effected by the Articles of Merger. However, the names of the then-current directors would need to be included when the charter is subsequently restated for ease of reference.

office at any time, but only by the affirmative vote of at least two thirds of the total number of votes entitled to be cast by of holders of shares of all classes of Stock outstanding and that are entitled to be cast generally in the election of directors.

D. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, Stockholder, employee or agent of the Corporation, in his, her or its personal capacity or in a capacity as an affiliate, employee, or agent of any other Person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

         The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, (a) any individual who is a present or former director or officer of the Corporation, or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability as to which such person may become subject or which such person may incur by reason of his or her service in that capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in
(a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law by the Board of Directors, the Stockholders or special legal counsel appointed by the Board of Directors.

                                  ARTICLE VII

                             LIMITATION OF LIABILITY

         To the maximum extent that Maryland law in effect from time to time permits the limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or any Stockholder for money damages.

                                  ARTICLE VIII

                               VOTING REQUIREMENTS

         Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of votes entitled to be cast by holders of shares of all classes of Stock entitled to vote thereon or of the total number of votes entitled to be cast by holders of shares of any class of Stock entitled to vote thereon, such action shall be valid and effective if authorized by the affirmative vote of the majority of the total number of votes entitled to be cast by holders of shares of all classes of Stock outstanding and entitled to vote thereon, except as otherwise specifically provided in this Charter.

                                   ARTICLE IX

                       LIMITATION ON SECTION 3-201 RIGHTS

         No holder of any Stock shall be entitled to exercise the rights of an objecting stockholder in Subtitle 2 of Title 3 of the MGCL other than as the Board of Directors may determine in its sole discretion.

                                    ARTICLE X

                           [INTENTIONALLY LEFT BLANK]

                                   ARTICLE XI

                           [INTENTIONALLY LEFT BLANK]

                                   ARTICLE XII

                                   AMENDMENTS

         The Corporation reserves the right to amend, alter or repeal any provision contained in this charter in any manner permitted by Maryland law, including any amendment changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class; provided that any amendment to this
Article XII or to subparagraphs A(4) and A(5) and paragraphs B and C of Article IV must be adopted by the vote of the holders of two-thirds of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class. All rights conferred upon stockholders herein are subject to this reservation.

                                  ARTICLE XIII

                                     BYLAWS

         Subject to any restrictions or approval requirements provided in the Bylaws, the Board of Directors shall have the exclusive power to make, adopt, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE XIV

                               CERTAIN DEFINITIONS

         The following terms shall, whenever used in this Charter, have the meanings specified in this Article XIV; PROVIDED that, the definitions contained in subparagraph A(4) of Article IV will supercede any definitions contained in this Article XIV for the purposes of paragraphs A and B of Article IV only.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "BUSINESS DAY" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in Maryland are authorized or required by law, regulation or executive order to close.

         "BYLAWS" shall mean the bylaws of the Corporation and all amendments thereto.

         "CHANGE OF CONTROL" shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons (other than the Merger), (ii) the merger or consolidation of one or more Persons into or with the Corporation or (iii) a tender offer or other business combination if, with respect to clauses (i), (ii) and (iii), immediately after such merger, consolidation, tender offer or other business combination, a single Stockholder or group of Stockholders (other than a Stockholder or group of Stockholders that beneficially owned a majority of the voting power of the Corporation prior to the merger, consolidation or other business combination) beneficially own a majority of the voting power of the Person surviving such merger, consolidation, tender offer or other business combination, or (b) the voluntary sale, conveyance, exchange or transfer to another Person or Persons of (i) the voting Stock of the Corporation if, immediately after such sale, conveyance, exchange or transfer, a single Stockholder or group of Stockholders (other than a Stockholder or group of Stockholders that beneficially owned a majority of the voting power of the Stock of the Corporation prior to the transfer) beneficially own a majority of the voting power of the Stock of the Corporation, or (ii) all or substantially all of the assets of the Corporation in one or a series of related transactions. For purposes of this definition of "Change of Control" the term "beneficially own" refers to beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act and "beneficially owned" shall have a correlative meaning, and the term "group" refers to a group within the meaning of Section 13(d)(3) of the

Exchange Act. PSRT, PSLLC, and their respective affiliates, on the one hand, and KI and its affiliates, on the other hand, shall not be deemed to constitute a group for purposes of this definition. For the purposes of this definition of "Change of Control", the term "majority of the voting power" shall mean a majority of the votes of the total number of shares of all classes of Stock outstanding and that are entitled to be cast generally in the election of directors.

         "CHANGE OF CONTROL NOTICE" shall have the meaning ascribed to it in subparagraph 3D(5)(a)(i) of Article IV of this Charter.

         "CHARTER" shall mean the charter of the Corporation, as in effect from time to time.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

         "COMMON STOCK" shall have the meaning ascribed to it in the first paragraph of Article IV of this Charter.

         "CORPORATION" means Kimsouth Realty Inc., a Maryland corporation.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, from time to time, including successor statutes thereto.

         "EXCESS STOCK" shall have the meaning ascribed to it in the first paragraph of Article IV of this Charter.

         "JUNIOR STOCK" means, in respect of any class or series of Stock, any other classes or series of Stock other than each class or series of Stock, that, by its terms, expressly ranks (as to payments of dividends or distributions of assets upon Liquidation) pari passu with or senior to such class or series of Stock.

         "KPT" means Konover Properties Trust, Inc., a Maryland corporation.

         "KI" means Kimkon Inc., a Delaware corporation.

         "LIQUIDATION" means the liquidation and winding up of the business affairs of the Corporation following the dissolution, whether voluntary or involuntary, of the Corporation pursuant to the MGCL.

         "MERGER" means the merger between the Corporation and KPT pursuant to the Agreement and Plan of Merger, dated as of June 23, 2002 between the Corporation and KPT.

         "MGCL" means the Maryland General Corporation Law as amended from time to time, including any successor statutes thereto.

         "PARITY STOCK" means, in respect of any class or series of Stock, any other classes or series of Stock which, by its terms, expressly rank (as to payments of dividends or distributions of assets upon Liquidation) PARI PASSU with such class or series of Stock.

         "PERSON" shall mean an individual, corporation, limited liability company, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, association, private foundation within the meaning of section 509(a) of the Code, joint stock company or other entity.

         "PREFERRED STOCK" shall have the meaning ascribed to it in the first paragraph of Article IV of this Charter.

         "PSLLC" means Prometheus Southeast Retail LLC, a Delaware limited liability company.

         "PSRT" means Prometheus Southeast Retail Trust, a Maryland real estate investment trust.

         "REIT" shall mean a real estate investment trust under sections 856 through 860 of the Code.

         "SENIOR STOCK" means, in respect of any class or series of Stock, any other classes or series of Stock which, by its terms, expressly rank (as to payments of dividends or distributions of assets upon Liquidation) senior to such class or series of Stock.

         "SERIES A CONVERSION NOTICE" shall have the meaning ascribed to it in subparagraph D(7)(a) of Article IV of this Charter.

         "SERIES A CONVERSION PRICE" shall have the meaning ascribed to it in subparagraph D(7)(a) of Article IV of this Charter.

         "SERIES A LIQUIDATION PREFERENCE" shall have the meaning ascribed to it in subparagraph D(4)(a) of Article IV of this Charter.

         "SERIES A PREFERRED STOCK" shall have the meaning ascribed to it in subparagraph D(1) of Article IV of this Charter.

         "SERIES A REDEMPTION DATE" shall have the meaning ascribed to it in subparagraph D(5)(a) of Article IV of this Charter.

         "SERIES A REDEMPTION NOTICE" shall have the meaning ascribed to it in subparagraph D(5)(a)(ii) of Article IV of this Charter.

         "SERIES A REDEMPTION PRICE" shall have the meaning ascribed to it in subparagraph D(5)(a) of Article IV of this Charter.

         "SERIES A SPECIFIED CONVERSION TIME" shall have the meaning ascribed to it in subparagraph D(7)(a) of Article IV of this Charter.

         "SERIES B LIQUIDATION PREFERENCE" shall have the meaning ascribed to it in subparagraph E(4)(a) of Article IV of this Charter.

         "SERIES B PREFERRED STOCK" shall have the meaning ascribed to it in subparagraph E(1) of Article IV of this Charter.

         "SERIES B REDEMPTION DATE" shall have the meaning ascribed to it in subparagraph E(5)(b)(iv) of Article IV of this Charter.

         "SERIES B REDEMPTION NOTICE" shall have the meaning ascribed to it in subparagraph E(5)(b) of Article IV of this Charter.

         "SERIES B REDEMPTION PRICE" shall have the meaning ascribed to it in subparagraph E(5)(a) of Article IV of this Charter.

         "STOCK" shall mean all classes and series of stock which the Corporation shall have authority to issue.

         "STOCKHOLDERS" shall mean, at any particular time, those Persons who are shown as the holders of record of all shares of Stock on the records of the Corporation at such time.

                  IN WITNESS WHEREOF, the undersigned has signed this Charter, acknowledging the same to be his act, on this ___ day of [_____], 200[ ].


                                        _______________________________________